Exhibit 99.1

Contacts:	Carl M. Mills Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Andrea Vedanayagam Director, Corporate Communications (408) 990-4000 andrea@quicklogic.com

QuickLogic Announces Fiscal 2007 Second Quarter Results – Revenue Climbs 35% Sequentially

SUNNYVALE, Calif. – July 25, 2007 – QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable solutions leader, today announced the financial results for its fiscal second quarter ended July 1, 2007.

Revenue for the second quarter of 2007 was $8.4 million, up 35 percent from $6.2 million in the first quarter of 2007 and down nine percent from $9.2 million in the second quarter of 2006.  The sequential growth in revenue was broadly based across our new product, mature product and end-of-life product families. The year-on-year decline in revenue was due to lower new product revenue. The decline in new product revenue was due to lower revenue from one customer, whose revenue in the second quarter of 2007 was in line with our expectations.  New products – PolarPro™, ArcticLink™, Eclipse™ II, QuickPCI® II and QuickMIPS – contributed 14 percent of revenue in the second quarter of 2007 and the first quarter of 2007, and 25 percent of revenue in the second quarter of 2006.

Under generally accepted accounting principles (GAAP), the net loss for the second quarter of 2007 was $2.1 million, or $0.07 per share, compared with a net loss of $5.9 million, or $0.20 per share, in the first quarter of 2007 and a net loss of $1.7 million, or $0.06 per share, in the second quarter of 2006.  Non-GAAP net loss for the second quarter of 2007 was $1.7 million, or $0.06 per share, compared with a non-GAAP net loss of $5.5 million, or $0.19 per share, in the first quarter of 2007 and a non-GAAP net loss of $1.3 million, or $0.05 per share, in the second quarter of 2006.

QuickLogic reports certain financial measures, including net loss, in accordance with GAAP and also on a non-GAAP basis to highlight infrequent or non-recurring charges. Non-GAAP results, where applicable, exclude stock-based compensation recorded in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (R), “Share-based Payment” and the write-off of long-lived assets. For a full reconciliation of GAAP net loss to non-GAAP net loss, please refer to the schedule on page 5 of this press release.

“We are pleased with our significant increase in revenue compared with the first quarter,” said E. Thomas Hart, chairman, president and CEO. “We are seeing good design traction for our Customer Specific

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Standard Products (CSSPs) with top customers in our target markets.  The trend for these customers is to design platforms that enable them to build multiple products.  The inherent flexibility of CSSPs serves well to “future-proof” these platforms, extending their life over several product generations. This allows our customers to bring new products to market more quickly and cost effectively with lower risk.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time today, July 25, 2007, to discuss the second quarter financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com/investors. To participate, please call (913) 981-5523 by 2:20 p.m. Pacific Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (719) 457-0820 and reference the pass code: 3465080. The call recording will be archived until August 2, 2007 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the leading provider of the lowest power programmable solutions for the portable electronics, industrial, communications and military markets. Our latest products – ArcticLink, PolarPro, Eclipse II and QuickPCI – are being used to implement bridge and control solutions in embedded systems requiring Wi-Fi, DVB-H and IDE or CE-ATA based disk drives. QuickLogic’s proprietary ViaLink® technology offers significant benefits for programmable logic, including the lowest power, instant on capability and bulletproof intellectual property security. The Company is located at 1277 Orleans Drive, Sunnyvale, CA 94089-1138. Website www.quicklogic.com

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation and the effect of the write-off of long-lived assets in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. For a full reconciliation of these GAAP measures to non-GAAP measures, please refer to the schedule on page 5 of this press release. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry. Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as the basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to design activity of our new products and the revenue generating potential of such new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from any such forward-looking statements. Factors that could cause actual results to differ materially include delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

The QuickLogic name and logo, QuickPCI and ViaLink are registered trademarks of and ArcticLink, Eclipse and PolarPro are trademarks of QuickLogic Corporation.  All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2007	July 2, 2006	April 1, 2007	July 1, 2007	July 2, 2006
Revenue	$8,405	$9,249	$6,242	$14,647	$18,582
Cost of revenue, excluding inventory write-down and related charges	3,216	3,983	2,936	6,152	7,511
Inventory write-down and related charges	759	238	2,465	3,224	470
Gross profit	4,430	5,028	841	5,271	10,601
Operating expenses:
Research and development	2,339	2,357	2,287	4,626	4,757
Selling, general and administrative	4,387	4,594	4,593	8,980	9,211
Total operating expenses	6,726	6,951	6,880	13,606	13,968
Loss from operations	(2,296)	(1,923)	(6,039)	(8,335)	(3,367)
Interest expense	(72)	(96)	(85)	(157)	(170)
Interest income and other, net	317	341	246	563	633
Loss before income taxes	(2,051)	(1,678)	(5,878)	(7,929)	(2,904)
Provision for income taxes	27	21	15	42	23
Net loss	$(2,078)	$(1,699)	$(5,893)	$(7,971)	$(2,927)

Net loss per share:
Basic	$(0.07)	$(0.06)	$(0.20)	$(0.28)	$(0.10)
Diluted	$(0.07)	$(0.06)	$(0.20)	$(0.28)	$(0.10)
Weighted average shares:
Basic	28,966	28,519	28,814	28,890	28,290
Diluted	28,966	28,519	28,814	28,890	28,290

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2007	July 2, 2006	April 1, 2007	July 1, 2007	July 2, 2006
GAAP loss from operations	$(2,296)	$(1,923)	$(6,039)	$(8,335)	$(3,367)
Adjustment for stock-based compensation within:
Cost of revenue	54	53	55	109	102
Research and development	94	118	85	179	264
Selling, general and administrative	280	232	241	521	489
Non-GAAP loss from operations	$(1,868)	$(1,520)	$(5,658)	$(7,526)	$(2,512)

GAAP net loss	$(2,078)	$(1,699)	$(5,893)	$(7,971)	$(2,927)
Adjustment for stock-based compensation within:
Cost of revenue	54	53	55	109	102
Research and development	94	118	85	179	264
Selling, general and administrative	280	232	241	521	489
Non-GAAP net loss	$(1,650)	$(1,296)	$(5,512)	$(7,162)	$(2,072)

GAAP net loss per share	$(0.07)	$(0.06)	$(0.20)	$(0.28)	$(0.10)
Adjustment for stock-based compensation	0.01	0.01	0.01	0.03	0.03
Non-GAAP net loss per share	$(0.06)	$(0.05)	$(0.19)	$(0.25)	$(0.07)

GAAP weighted average shares	28,966	28,519	28,814	28,890	28,290
Adjustment for stock-based compensation	—	—	—	—	—
Non-GAAP weighted average shares	28,966	28,519	28,814	28,890	28,290

GAAP gross margin percentage	52.7%	54.4%	13.5%	36.0%	57.0%
Adjustment for stock-based compensation	0.6%	0.5%	0.9%	0.7%	0.6%
Non-GAAP gross margin percentage	53.3%	54.9%	14.4%	36.7%	57.6%

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 1, 2007	December 31, 2006(1)
ASSETS

Current assets:
Cash and cash equivalents	$19,820	$24,621
Short-term investment in Tower Semiconductor Ltd.	1,279	1,530
Accounts receivable, net	2,658	2,839
Inventory	5,620	9,064
Other current assets	1,733	1,894
Total current assets	31,110	39,948
Property and equipment, net	4,460	5,480
Investment in Tower Semiconductor Ltd.	644	769
Other assets	3,500	4,038

TOTAL ASSETS	$39,714	$50,235

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$1,771	$4,383
Accrued liabilities	2,208	2,462
Deferred income on shipments to distributors	1,155	1,152
Deferred royalty revenue	849	960
Current portion of debt and capital lease obligations	1,825	2,292
Total current liabilities	7,808	11,249

Long-term liabilities:
Debt and capital lease obligations, less current portion	1,304	1,618
Total liabilities	9,112	12,867

Stockholders’ equity:
Common stock, at par value	29	29
Additional paid-in capital	165,719	164,138
Accumulated other comprehensive income	350	726
Accumulated deficit	(135,496)	(127,525)
Total stockholders’ equity	30,602	37,368

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,714	$50,235

(1)         Derived from the December 31, 2006 audited balance sheet included in the 2006 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q2	Q2	Q1	Q2 2006 to	Q1 2007 to
	2007	2006	2007	Q2 2007	Q2 2007
COMPOSITION OF REVENUE

Revenue by product (1):
New products	14%	25%	14%	(50)%	34%
Mature products	59%	55%	63%	(3)%	27%
End-of-life products	27%	20%	23%	23%	56%

Revenue by geography:
North America	60%	39%	65%	43%	24%
Europe	20%	43%	13%	(57)%	104%
Japan	9%	10%	10%	(22)%	23%
Rest of world	11%	8%	12%	20%	22%

Revenue by end-customer segment:
Instrumentation and test	32%	40%	34%	(28)%	27%
Military and aerospace systems	19%	9%	15%	97%	69%
Datacom and telecom	26%	35%	28%	(32)%	28%
Graphics and imaging	20%	10%	19%	78%	38%
Computing	3%	6%	4%	(51)%	(1)%

(1)          New products include PolarPro, ArcticLink, Eclipse II, QuickPCI II and QuickMIPS products. Mature products include pASIC 3, QuickRAM, Eclipse, QuickDSP and QuickFC products, as well as royalty revenue, programming hardware and software. End-of-life products include pASIC 1, pASIC 2 and V3 products.